Exhibit 99.1

VCA Antech, Inc. Beats First Quarter Consensus Estimate by $0.02

    LOS ANGELES--(BUSINESS WIRE)--April 26, 2005--VCA Antech, Inc.
(NASDAQ:WOOF):

    -- First quarter reported diluted earnings per common share was $0.21, beating the consensus estimate by $0.02.

    -- First quarter net income increased to $17.2 million, a 26.6% increase compared to adjusted net income in the comparable prior year period.

    VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the first quarter ended March 31, 2005 as follows: revenue increased 29.5% to a first quarter record of $186.9 million; net income increased to $17.2 million; and diluted earnings per common share increased to $0.21.
    Reported net income and reported diluted earnings per common share for the first quarter of 2004 included an after-tax benefit of $1.1 million for the settlement of an insurance claim relating to a prior legal settlement. Excluding this item from 2004, first quarter 2005 net income increased 26.6% from $13.6 million to $17.2 million, and diluted earnings per share increased 31.3% from $0.16 to $0.21, compared to the comparable quarter in the prior year.
    Bob Antin, Chairman and CEO, stated, "We had a very strong first quarter marked by continued growth in our core businesses. Revenue increased 29.5% to a first quarter record of $186.9 million and diluted earnings per common share increased to $0.21, a 31.3% increase compared to adjusted diluted earnings per common share in the first quarter of 2004.
    "Our laboratory internal revenue growth for the first quarter of 2005, adjusted for one less billing day, was 10.1%. Our laboratory gross profit increased 11.2% to $23.9 million and our laboratory gross profit margin increased to 44.7% from 43.6% in the first quarter of 2004.
    "Our consolidated animal hospital revenue for the first quarter of 2005 grew 36.1%, generating an increase in animal hospital gross profit of 42.2% and an increase in animal hospital gross profit margin to 19.3% from 18.5% in the first quarter of 2004. In addition, our animal hospital same-store revenue growth for the first quarter of 2005, adjusted for one less business day, was 7.3% and our same-store gross profit margin increased to 19.8% from 18.5% in the first quarter of 2004.
    "We remain very excited about the acquisition of Sound Technologies, Inc., or STI, on October 1, 2004 and the opportunity to sell digital imaging equipment, which we believe is an emerging and dynamic segment within the animal healthcare industry."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the period presented in this press release, the only significant item that was excluded from adjusted operating income, adjusted operating margin and adjusted net income was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effect of the litigation settlement reimbursement that we believe is not representative of our core operations for the period presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
    There is a material limitation associated with the use of these non-GAAP financial measures: adjusted operating income, adjusted operating margin and adjusted net income exclude the impact of significant items (in this case, the litigation settlement reimbursement) on current performance and adjusted diluted earnings per common share does not depict the amount accrued directly to each stockholder's benefit.
    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    VCA Antech will discuss its first quarter 2005 financial results during a conference call today, April 26, 2005 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing 800-406-5356. Interested parties should call at least 10 minutes prior to the start of the conference call to register.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisition of STI. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: our ability to successfully integrate National PetCare Centers, Inc. and STI into our existing operations and achieve expected operating synergies following the mergers; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions and our ability to effectively manage our growth; the effects of competition; changes in the markets for financing; failure to satisfy the conditions to consummate the tender offer and consent solicitation; our ability to service our debt; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2004 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country and is one of the largest suppliers of ultrasound and digital radiography equipment to the veterinary industry in the country.


                           VCA Antech, Inc.
                    Consolidated Income Statements
          For the Three Months Ended March 31, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Revenue:
Laboratory                                           $53,439  $49,182
Animal hospital                                      133,354   97,956
Medical technology                                     4,484        -
Intercompany                                          (4,414)  (2,788)
                                                     -------- --------
                                                     186,863  144,350
                                                     -------- --------

Direct costs (1)                                     136,336  104,790

Gross profit:
Laboratory                                            23,869   21,467
Animal hospital                                       25,735   18,093
Medical technology                                     1,039        -
Intercompany                                            (116)       -
                                                     -------- --------
                                                      50,527   39,560
                                                     -------- --------
Selling, general and administrative (1):
Laboratory                                             3,365    3,173
Animal hospital                                        3,703    2,748
Medical technology                                     1,567        -
Corporate                                              5,497    2,780
                                                     -------- --------
                                                      14,132    8,701
                                                     -------- --------
Loss (gain) on sale of assets                            (10)      62
                                                     -------- --------

Operating income                                      36,405   30,797

Interest expense, net                                  6,667    5,985
Other income                                              64      111
Minority interest expense                                685      416
                                                     -------- --------
Income before provision for income taxes              28,989   24,285
Provision for income taxes                            11,743    9,541
                                                     -------- --------
Net income                                           $17,246  $14,744
                                                     ======== ========

Diluted earnings per common share (2)                  $0.21    $0.18
                                                     ======== ========
Shares used for computing diluted
 earnings per common share (2)                        83,511   83,020
                                                     ======== ========

                           VCA Antech, Inc.
                      Supplemental Operating Data
          For the Three Months Ended March 31, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

Table #1                                              Three Months
Reconciliation of net income to                      Ended March 31,
 adjusted net income                               -------------------
                                                      2005      2004
                                                   --------- ---------

Net income                                          $17,246   $14,744
Certain significant items:
Litigation settlement reimbursement                       -    (1,124)
Related income tax benefit                                -         -
                                                   --------- ---------
                                                          -    (1,124)
                                                   --------- ---------
Adjusted net income                                 $17,246   $13,620
                                                   ========= =========

Table #2
Reconciliation of diluted earnings
 per common share to adjusted diluted
  earnings per common share (2)

Diluted earnings per common share                     $0.21     $0.18
Certain significant items as detailed in
 Table #1                                                 -     (0.02)
                                                   --------- ---------
Adjusted diluted earnings per common share            $0.21     $0.16
                                                   ========= =========

Shares used for computing adjusted diluted
 earnings per common share                           83,511    83,020
                                                   ========= =========

Table #3
Reconciliation of operating income to
 adjusted operating income and operating
  margin to adjusted operating margin

Revenue                                            $186,863  $144,350
                                                   ========= =========

Operating income                                    $36,405   $30,797
Operating margin                                       19.5%     21.3%
Certain significant items:
 Litigation settlement reimbursement                      -    (1,124)
                                                   --------- ---------
Adjusted operating income                           $36,405   $29,673
                                                   ========= =========
Adjusted operating margin                              19.5%     20.6%


                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
          For the Three Months Ended March 31, 2005 and 2004
                      (Unaudited - In Thousands)

                                                      Three Months
Table #4                                             Ended March 31,
Depreciation and amortization (1)                  -------------------
                                                     2005      2004
                                                   --------- ---------

Depreciation and amortization included in direct costs:
Laboratory                                             $887      $821
Animal hospital                                       2,726     2,401
Medical technology                                      278         -
                                                   --------- ---------
                                                      3,891     3,222
                                                   --------- ---------

Depreciation and amortization included in selling,
 general and administrative expense                     451       394
                                                   --------- ---------
Total depreciation and amortization                  $4,342    $3,616
                                                   ========= =========


              As of March 31, 2005 and December 31, 2004
                      (Unaudited - In Thousands)


Table #5                                            March 31, Dec. 31,
Selected consolidated balance sheet data              2005     2004
                                                   --------- ---------

Cash                                                $41,526   $30,964
Accounts receivable, net                            $31,735   $28,936
Stockholders' equity                               $250,354  $232,759
Total assets                                       $766,575  $742,100

Debt:
Revolving credit facility                                $-        $-
Senior term F notes                                 220,257   223,313
9.875% senior subordinated notes                    170,000   170,000
Other                                                 3,218     3,576
                                                   --------- ---------
Total debt                                         $393,475  $396,889
                                                   ========= =========


                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
          For the Three Months Ended March 31, 2005 and 2004
                      (Unaudited - In Thousands)


Table #6                                              For the Three
Selected cash flow and expense data                    Months Ended
                                                         March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------

Net cash provided by operating activities            $35,368  $29,536
Rent expense                                          $6,052   $4,468
Capital expenditures                                  $7,209   $3,465


Notes to Press Release

(1) In June 2004, the Company began including depreciation and amortization in direct costs and selling, general and administrative expense. Prior periods presented in this press release have been reclassified to conform to the 2004 method of presentation.

(2) Diluted shares outstanding and earnings per share information presented in this release have been adjusted to reflect the 2-for-1 stock split effected in the form of a 100% stock dividend on August 25, 2004.


    CONTACT: VCA Antech, Inc.
             Tom Fuller, 310-571-6505